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                                                                   EXHIBIT 10.19

                           Varco International Inc.
                                 Amendment to
                    Varco 1980 Employee Stock Purchase Plan


          RESOLVED, that Sections 3.2 and 6.1 of the Varco 1980 Employee Stock Purchase Plan be, and the same hereby are, amended to read in their entirety as follows:

          "3.2 Term of the Plan.  The Plan shall remain in force for a period of
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          twenty-five years following its effective date unless it is sooner terminated by a resolution adopted by the Company's Board of Directors. Termination of the Plan by action of the Board of Directors shall not diminish the Rights of any existing Participant, nor shall it impair the Company's obligations under any outstanding Rights".

          "6.1 Shares Subject to the Plan.  Subject to the provisions in Section
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          9 (relating to adjustment upon changes in the Company's
          capitalization), shares of stock sold pursuant to Rights existing under the Plan shall not exceed, in the aggregate, 2,000,000 shares of the Company's authorized Stock. These shares may be unissued or reacquired shares, or shares purchased on the market for purposes of the Plan".